ARTICLES OF CONVERSION

Nevada Revised Statutes (SECTION 92A.205)

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Name and Jurisdiction of Organization of the Constituent Entity
Global Internet Communications, Inc.
British Columbia, Canada

Name and Jurisdiction of Organization of the Resulting Entity
Global Internet Communications, Inc.
Nevada, United States
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The Plan of Conversion has hereby been adopted by unanimous shareholder approval pursuant to Section 37 of the British Columbia Company Act
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A copy of the plan of conversion is hereby attached as schedule A
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The Articles of Incorporation of Global Internet Communications Inc  have been filed in compliance with the Nevada Revised Statutes and are attached as Schedule B

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A Certificate of Acceptance of Appointment of a Resident Agent for the
resulting entity has been executed and is attached hereby as Schedule C


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Date

Signature

Title

 President/Secretary/Director

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SCHEDULE "A" TO ARTICLES OF CONVERSION OF GLOBAL INTERNET COMMUNICATIONS, INC.

PLAN OF CONVERSION


SCHEDULE "B" TO ARTICLES OF CONVERSION OF GLOBAL INTERNET COMMUNICATIONS, INC.

ARTICLES OF INCORPORATION

SCHEDULE "C" TO ARTICLES OF CONVERSION OF GLOBAL INTERNET COMMUNICATIONS, INC.

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF A RESIDENT AGENT
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